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INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-48794 of The Laclede Group, Inc. of our report dated November 16, 2000, appearing in the Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE, LLP
St. Louis, Missouri

December 13, 2000